Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
June 14, 2023
Aspen Insurance Holdings Limited
141 Front Street
Hamilton, HM 19
Bermuda
Registration Statement on Form F-3
Ladies and Gentlemen:
In connection with the Registration Statement on Form F-3 (the “Registration Statement”) of Aspen Insurance Holdings Limited, an exempted company incorporated under the laws of Bermuda (the “Company”), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of:
1.the following securities of the Company (together, the “Securities”):
A.senior debt securities (the “Company Senior Debt Securities”) and subordinated debt securities (the “Company Subordinated Debt Securities” and, together with the Company Senior Debt Securities, the “Company Debt Securities”);
B.preference shares (including shares issued upon conversion of the Company Debt Securities) of the Company (the “Company Preference Shares”); and
C.depositary shares representing a fractional share or multiple shares of Company Preference Shares evidenced by depositary receipts (the “Company Depositary Shares”).
The Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Company Senior Debt Securities are to be issued under the indenture dated as of August 16, 2004 (the “Base Senior Debt Indenture”), as amended by the First Supplemental Indenture, dated as of August 16, 2004 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of December 10, 2010, (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of November 13, 2013 (the “Third Supplemental Indenture”) and the Fourth Supplemental Indenture, dated as of June 27, 2019 (the “Fourth Supplemental Indenture”), each by and among the Company and Deutsche Bank Trust Company Americas, as trustee (the Base Senior Debt Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Company Senior Debt Indenture”). The Company Subordinated Debt Securities are to be issued under an indenture to be entered into by and among the Company and Deutsche Bank Trust Company Americas, as trustee (the “Company Subordinated Debt Indenture” and, together with the Company Senior Debt Indenture or such other supplemental indentures as may be entered into from time to time with the relevant trustee, the “Company Indentures”).
The Company Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a “Depositary Agreement”).
In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:
1.the Registration Statement; and
2.the Base Senior Debt Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the form of Company Subordinated Debt Indenture, attached as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 to the Registration Statement.
In addition, we have examined such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed by us and upon certificates of public officials and the officers of the Company.
In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.
We have also assumed, without independent investigation, that (i) the Company Indentures have been, or will be, duly authorized, executed and delivered by the parties to them in substantially the forms filed as exhibits to the Registration Statement, (ii) the Depositary Agreement and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Company Indentures, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto, (iv) the Company Depositary Shares and any related Operative Agreements will be governed by the laws of the State of New York, (v) the Company is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (vi) the Company has all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements and the Securities, (vii) the execution, delivery and performance of the Operative Agreements and the Securities by the Company does not violate any organizational documents of the Company or the laws of its jurisdiction of incorporation or organization and (viii) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of New York and the Company’s jurisdiction of incorporation or organization, as the case may be, and any applicable Operative Agreement, (ii) the Securities will be duly authorized, executed, issued and delivered by the Company and, in the case of Company Debt Securities and Company Depositary Shares, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration and (iii) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.
Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:
1.When the specific terms of a particular issuance of Company Debt Securities (including any Company Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Company Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Company Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
2.When Company Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Company Preference Shares, such Company Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.
The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.
The opinions expressed above are limited to the laws of the State of New York. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.
We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

    Very truly yours,

    /s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
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